Exhibit 23


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Signal Apparel Company, Inc.'s previously filed Registration Statement on Form S-3 (File No. 333-65851).


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Chattanooga, Tennessee
April 12, 1999